UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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PARKS! AMERICA, INC.

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On April 3, 2024, Parks! America, Inc. (the “Company”) issued the below press release:

Focused Compounding Rejects Offer for Three Board Seats and Appears Intent on Recovering All of Its Proxy Expenses from Stockholders

PINE MOUNTAIN, Georgia — April 3, 2024 — Parks! America, Inc. (OTCPink: PRKA) (“Parks! America” or the “Company”), a leading operator of regional safari parks in the United States, announced today that Focused Compounding Fund, L.P. (“FC”) rejected a settlement proposal from Parks! America’s Board of Directors. The Company wants to make clear the terms of the most recent settlement offer turned down by FC, which we believe to be both reasonable and fair.

In a good faith effort to provide FC with board representation commensurate with its approximately 39% ownership stake in Parks! America, the Board of Directors offered FC three board seats on the Company’s seven-member Board. This settlement construct would have given FC direct input on the Board of Directors, equating to approximately 43% representation thereon – which would exceed FC’s current stake in the Company. FC rejected the proposal. FC’s unreasonable demand for control of Parks! America without paying a premium to the Company’s stockholders and without owning a control position in the Company continues to divert resources and corporate focus away from the core business.

Despite FC’s unprofessional comments and inappropriate rhetoric directed toward the Board of Directors and management, the Company nonetheless continues to engage with FC and initiate settlement talks in an effort to avoid costly and distracting proxy fights. Unfortunately, FC has, to date, consistently refused to engage in good faith in reasonable settlement discussions. The Company believes that FC will continue to waste Company resources in its quest for control, and, if FC prevails at the Company’s upcoming Annual Meeting, the Company believes that FC intends to recover its expenses from the Company and place the cost of its campaign on the Company’s stockholders.

In a letter to the Board of Directors on January 18, 2024, FC wrote:

“We’re willing to eat the costs of our side of the proxy fight and not seek to recover expenses from the company as is often done in these situations. It had always been our intention not to seek to recover any expenses. However, our lawyers / advisors suggested we leave this language in to prepare for the possibility that this would be a long and expensive process. So far, our expenses have been manageable. We’re fine eating them. We don’t need to recover expenses from the company if you’re ready to settle now. We may seek to recover expenses if this continues for months.” (emphasis added)

At the initiation of this matter, FC was not aware that the approval of two-thirds of the stockholder vote was required for certain of FC’s proposals to pass, as is required by Nevada law – the governing law for Parks! America and all corporations incorporated in the state of Nevada. After discovering this oversight, FC continued to move forward with its proxy contest knowing full well the near mathematical impossibility that FC could achieve such two-thirds vote at the Company’s Special Meeting held in February. The Company will now face a second costly and distracting campaign brought by FC at the upcoming Annual Meeting, and FC has, once again, extended the length of this matter by failing to engage in reasonable conversations or negotiations with the Company.

Management and the Board of Directors have approached FC on a number of occasions to come to an amicable and reasonable agreement that provides FC with board representation commensurate with FC’s ownership of the outstanding shares of the Company, while still protecting the interests of all stockholders. FC has rebuffed the Company’s proposals at every turn. Once again, it appears that FC will settle for nothing less than full control of the Company. FC’s refusal to engage with the Board of Directors to avoid a proxy fight suggests that FC is motivated by only its own self-serving agenda. FC appears to have one final hope for recovering its costs: prevail at the Annual Meeting and be reimbursed by the Company and, by extension, the Company’s stockholders.

For months now, FC has appeared to have been counting on the Company’s stockholders to foot the bill for its proxy costs should the contest extend to the Annual Meeting on June 6, 2024. FC has had the opportunity to amicably, and justly, resolve this matter on a number of occasions and has chosen not to do so. Apparently, FC is counting on the stockholders to be its ATM.

We hope the stockholders of Parks! America will consider whether the best interests of all of the Company’s stockholders are of importance in FC’s proxy strategy – or whether FC’s interests are aligned with FC alone. We also hope that FC will reconsider the reasonableness of the Company’s settlement proposal, and, in that respect, the Board of Directors remains open to the possibility of an amicable resolution. In the meantime, the Company will remain focused on constructive engagement with our stockholders as we execute our plan to maximize long-term value.

About Parks! America, Inc.

Parks! America, Inc. (OTCPink: PRKA), through its wholly owned subsidiaries, owns and operates three regional safari parks - the Wild Animal Safari theme park in Pine Mountain, Georgia; the Wild Animal Safari theme park located in Strafford, Missouri; and the Aggieland Wild Animal Safari theme park, located near Bryan/College Station, Texas.

Additional information, including our Annual Report on Form 10-K for the fiscal year ended October 1, 2023, is available at no charge on the Company’s website, http://www.animalsafari.com.

Cautionary Note Regarding Forward Looking Statements

This news release may contain “forward-looking statements” within the meaning of U.S. securities laws. Forward-looking statements include statements concerning our future plans, business strategy, liquidity, capital expenditures, sources of revenue and other similar statements that are not historical in nature. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this news release and speak only as of the date hereof. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ significantly from those expressed or implied by such forward-looking statements. Readers are advised to consider the factors listed under the heading “Risk Factors” and the other information contained in the Company’s Annual Report on Form 10-K and other reports filed from time to time with the U.S. Securities and Exchange Commission (the “SEC”). We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with any matters to be considered at the upcoming annual meeting of stockholders, scheduled to be held on June 6, 2024 (including any adjournments or postponements thereof, the “Annual Meeting”). In connection with the Company’s special meeting of stockholders held February 26, 2024, the Company filed a definitive proxy statement with the SEC on February 12, 2024 (the “Definitive Proxy Statement”). The Company intends to file a definitive proxy statement and a WHITE proxy card with the SEC in connection with any solicitation of proxies from the Company’s stockholders with respect to the Annual Meeting. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Stockholders will be able to obtain the definitive proxy statement with respect to the Annual Meeting and the Definitive Proxy Statement with respect to the Special Meeting, including any amendments or supplements to such proxy statements and other documents, if any, filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies would also be available at no charge on the Company’s website at https://animalsafari.com/investor-relations/.

Contact:

Lisa Brady

President and Chief Executive Officer

(706) 663-8744